Exhibit 99.2

Unaudited Pro Forma Consolidated Financial Information

Overview
On December 13, 2019, Jason Industries, Inc. (the "Company") completed the sale of its Metalex business ("Metalex") to Morton Global, LLC and MHIG LLC (collectively, "Morton Global") pursuant to an agreement dated as of December 13, 2019, by and between two subsidiaries of the Company and Morton Global (the "Sale Agreement"), for a purchase price of $5.0 million, subject to certain adjustments as set forth in the Sale Agreement (the "Transaction"). The final purchase price is subject to a net working capital adjustment to be settled within 90 days of the closing date.
During 2019, Metalex was reported as part of the Engineered Components reportable segment and, prior to 2019, had represented the entire Components reportable segment.
Unaudited Pro Forma Consolidated Financial Statements
The following unaudited pro forma consolidated financial statements have been prepared to reflect the sale of the Company's ownership interests in Metalex for all periods presented, as well as the previously completed sale of the Company's North American Fiber Solutions business for periods prior to the August 30, 2019 closing (collectively, the "Businesses" and the "Transactions"). The pro forma consolidated financial statements are presented based on available information and certain assumptions that management believes are reasonable, reflecting the effect of the sale of the Businesses on assets, liabilities, revenues and expenses directly attributable to the Transactions. The assumptions and estimates underlying the unaudited adjustments to the pro forma consolidated financial statements are described in the accompanying notes, which should be read in conjunction with the pro forma consolidated financial statements.
The unaudited pro forma consolidated balance sheet as of September 27, 2019 shows the financial position of the Company as if the Transaction had occurred on September 27, 2019, the Company's latest balance sheet date. The unaudited pro forma consolidated statements of operations for the the nine months ended September 27, 2019 and for the years ended December 31, 2018, 2017, and 2016 reflect the Transactions as if both had occurred on January 1, 2016, the beginning of the earliest period presented. The unaudited pro forma consolidated statement of operations for the nine months ended September 27, 2019 did not require any adjustments for the North American Fiber Solutions business, as the reported results for this period presented the business as a discontinued operation.
The unaudited pro forma consolidated financial statements are provided for informational purposes only and are not necessarily indicative of the operating results that would have occurred if the Transactions had been completed as of the dates set forth above, nor is it indicative of the future results of the Company. The unaudited pro forma financial statements do not purport to project the future operating results or financial position of the Company following the Transactions. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The unaudited pro forma consolidated financial statements and the accompanying notes should be read in conjunction with:
•The consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2018 that the Company filed with the Securities and Exchange Commission ("SEC") on May 13, 2019 (the "2018 10-K/A");
•The unaudited interim condensed consolidated financial statements and notes thereto included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 27, 2019 that the Company filed with the SEC on November 8, 2019 (the "Third Quarter 2019 10-Q"); and
•The unaudited pro forma consolidated financial statements and notes thereto included in the Company's Current Report on Form 8-K for the period ended August 30, 2019 that the Company filed with the SEC on September 5, 2019 (the "Second Quarter 2019 Pro Forma Financial Statements").

In the unaudited pro forma consolidated financial statements, the amounts reflected in the columns presented are further described below:
As Reported
This column represents the Company's historical consolidated financial statements for each of the periods presented. The condensed consolidated balance sheet as of September 27, 2019 and the continuing operations section of the condensed consolidated statement of operations for the nine months ended September 27, 2019 were derived from the Company's Third Quarter 2019 10-Q. The consolidated statements of operations for the years ended December 31, 2018, 2017, and 2016 were derived from the Company’s 2018 10-K/A.
Fiber Solutions Discontinued Operations
This column represents the unaudited financial information related to the former North American Fiber Solutions business discontinued operations and reflects the business' financial results, which only includes costs that are directly attributable to the business' operating results. The former North American Fiber Solutions business' statement of operations for the years ended December 31, 2018, 2017, and 2016 were derived from the Company's financial records and are consistent with the information presented within the Company’s Second Quarter 2019 Pro Forma Financial Statements.
There are no North American Fiber Solutions Discontinued Operations adjustments to the Company's unaudited consolidated balance sheet as of September 27, 2019 or statement of operations for the nine months ended September 27, 2019, as the financial statements within the Third Quarter 2019 10-Q reflect the disposition of the business as of August 30, 2019 and the presentation of the results of operations for the nine months ended September 27, 2019 as discontinued operations already incorporate such adjustments. There are no pro forma adjustments to the Company's unaudited consolidated statement of operations for the years ended December 31, 2018, 2017, and 2016, as the Company believes that the financial records of the former North American Fiber Solutions business are consistent with the guidance for discontinued operations under accounting principles generally accepted in the United States of America.
Metalex Discontinued Operations
This column represents the unaudited financial information related to the Metalex discontinued operations and reflects the financial results of Metalex, which only includes costs that are directly attributable to the operating results of Metalex. The Metalex balance sheet as of September 27, 2019 and the Metalex statements of operations for the nine months ended September 27, 2019 and for the years ended December 31, 2018, 2017, and 2016 were derived from the Company’s financial records.
There are no pro forma adjustments to the Company's unaudited consolidated statement of operations for the nine months ended September 27, 2019 or the statements of operations for the years ended December 31, 2018, 2017, and 2016, as the Company believes that the financial records of Metalex are consistent with the guidance for discontinued operations under accounting principles generally accepted in the United States of America.
Pro Forma Adjustments
A limited number of pro forma adjustments are required to disclose the impact that the Transaction would have had on the Company's consolidated balance sheet as of September 27, 2019 and are further described in the accompanying notes. Estimates used in preparing these pro forma adjustments may change as the Company finalizes the accounting for the Transaction to be reported in the Company's Annual Report on Form 10-K for the year ending December 31, 2019.

Jason Industries, Inc.
Unaudited Proforma Consolidated Statement of Operations
Nine Months Ended September 27, 2019
(In thousands, except per share amounts)

	As Reported	Metalex Discontinued Operations	Pro Forma Continuing Operations

Net sales	$296,654	$(35,114)	$261,540
Cost of goods sold	239,218	(37,694)	201,524
Gross profit	57,436	2,580	60,016
Selling and administrative expenses	63,699	(6,302)	57,397
Impairment charges	20,597	(20,597)	—
Loss on disposals of property, plant and equipment - net	18	(2)	16
Restructuring	3,795	(384)	3,411
Operating (loss) income	(30,673)	29,865	(808)
Interest expense	(24,738)	37	(24,701)
Equity income	167	—	167
Other (loss) income - net	611	86	697
Loss from continuing operations before income taxes	(54,633)	29,988	(24,645)
Tax benefit	(5,424)	7,262	1,838
Net loss from continuing operations	(49,209)	22,726	(26,483)
Accretion of preferred stock dividends	2,485	—	2,485
Net loss from continuing operations allocable to common shareholders of Jason Industries	$(51,694)	$22,726	$(28,968)

Net loss from continuing operations per share allocable to common shareholders of Jason Industries:
Basic and diluted	$(1.82)		$(1.02)
Weighted average number of common shares outstanding:
Basic and diluted	28,348		28,348

Jason Industries, Inc.
Unaudited Proforma Consolidated Statement of Operations
Year Ended December 31, 2018
(In thousands, except per share amounts)

	As Reported	Metalex Discontinued Operations	Subtotal Pro Forma Continuing Operations	Fiber Solutions Discontinued Operations	Pro Forma Continuing Operations

Net sales	$612,948	$(83,028)	$529,920	$(161,961)	$367,959
Cost of goods sold	486,668	(72,355)	414,313	(136,461)	277,852
Gross profit	126,280	(10,673)	115,607	(25,500)	90,107
Selling and administrative expenses	106,470	(11,078)	95,392	(16,640)	78,752
(Gain) loss on disposals of property, plant and equipment - net	(1,142)	(104)	(1,246)	(72)	(1,318)
Restructuring	4,458	(922)	3,536	(2,659)	877
Operating income (loss)	16,494	1,431	17,925	(6,129)	11,796
Interest expense	(33,437)	66	(33,371)	94	(33,277)
Equity income	1,024	—	1,024	—	1,024
Other income - net	654	64	718	40	758
Loss before income taxes	(15,265)	1,561	(13,704)	(5,995)	(19,699)
Tax benefit	(2,105)	512	(1,593)	(3,453)	(5,046)
Net loss	(13,160)	1,049	(12,111)	(2,542)	(14,653)
Accretion of preferred stock dividends and redemption premium	4,070	—	4,070	—	4,070
Net loss available to common shareholders of Jason Industries	$(17,230)	$1,049	$(16,181)	$(2,542)	$(18,723)

Net loss per share available to common shareholders of Jason Industries:
Basic and diluted	$(0.62)		$(0.59)		$(0.68)
Weighted average number of common shares outstanding:
Basic and diluted	27,595		27,595		27,595

Jason Industries, Inc.
Unaudited Proforma Consolidated Statement of Operations
Year Ended December 31, 2017
(In thousands, except per share amounts)

	As Reported	Metalex Discontinued Operations	Subtotal Pro Forma Continuing Operations	Fiber Solutions Discontinued Operations	Pro Forma Continuing Operations

Net sales	$648,616	$(82,621)	$565,995	$(183,633)	$382,362
Cost of goods sold	517,764	(71,096)	446,668	(151,329)	295,339
Gross profit	130,852	(11,525)	119,327	(32,304)	87,023
Selling and administrative expenses	103,855	(9,526)	94,329	(16,717)	77,612
(Gain) loss on disposals of property, plant and equipment - net	(759)	455	(304)	(17)	(321)
Restructuring	4,266	(1,334)	2,932	(457)	2,475
Operating income (loss)	23,490	(1,120)	22,370	(15,113)	7,257
Interest expense	(33,089)	61	(33,028)	76	(32,952)
Gain on extinguishment of debt	2,201	—	2,201	—	2,201
Equity income	952	—	952	—	952
Loss on divestiture	(8,730)	—	(8,730)	—	(8,730)
Other income - net	319	(63)	256	—	256
Loss before income taxes	(14,857)	(1,122)	(15,979)	(15,037)	(31,016)
Tax benefit	(10,384)	(303)	(10,687)	(4,927)	(15,614)
Net loss	(4,473)	(819)	(5,292)	(10,110)	(15,402)
Less net gain (loss) attributable to noncontrolling interests	5	—	5	—	5
Net loss attributable to Jason Industries	(4,478)	(819)	(5,297)	(10,110)	(15,407)
Accretion of preferred stock dividends	3,783	—	3,783	—	3,783
Net loss available to common shareholders of Jason Industries	$(8,261)	$(819)	$(9,080)	$(10,110)	$(19,190)

Net loss per share available to common shareholders of Jason Industries:
Basic and diluted	$(0.32)		$(0.35)		$(0.74)
Weighted average number of common shares outstanding:
Basic and diluted	26,082		26,082		26,082

Jason Industries, Inc.
Unaudited Proforma Consolidated Statement of Operations
Year Ended December 31, 2016
(In thousands, except per share amounts)

	As Reported	Metalex Discontinued Operations	Subtotal Pro Forma Continuing Operations	Fiber Solutions Discontinued Operations	Pro Forma Continuing Operations

Net sales	$705,519	$(97,667)	$607,852	$(216,998)	$390,854
Cost of goods sold	574,412	(82,385)	492,027	(187,533)	304,494
Gross profit	131,107	(15,282)	115,825	(29,465)	86,360
Selling and administrative expenses	113,797	(10,853)	102,944	(16,213)	86,731
Impairment charges	63,285	(33,183)	30,102	(26,100)	4,002
(Gain) loss on disposals of property, plant and equipment - net	880	(63)	817	20	837
Restructuring	7,232	(892)	6,340	(1,033)	5,307
Operating income (loss)	(54,087)	29,709	(24,378)	13,861	(10,517)
Interest expense	(31,843)	74	(31,769)	(2)	(31,771)
Equity income	681	—	681	—	681
Other income - net	900	(26)	874	—	874
Loss before income taxes	(84,349)	29,757	(54,592)	13,859	(40,733)
Tax benefit	(6,296)	(387)	(6,683)	(4,657)	(11,340)
Net loss	(78,053)	30,144	(47,909)	18,516	(29,393)
Less net gain (loss) attributable to noncontrolling interests	(10,818)	4,190	(6,628)	2,574	(4,054)
Net loss attributable to Jason Industries	(67,235)	25,954	(41,281)	15,942	(25,339)
Accretion of preferred stock dividends	3,600	—	3,600	—	3,600
Net loss available to common shareholders of Jason Industries	$(70,835)	$25,954	$(44,881)	$15,942	$(28,939)

Net loss per share available to common shareholders of Jason Industries:
Basic and diluted	$(3.15)		$(1.99)		$(1.29)
Weighted average number of common shares outstanding:
Basic and diluted	22,507		22,507		22,507

Jason Industries, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
As of September 27, 2019
(In thousands)

	As Reported	Metalex Discontinued Operations	Pro Forma Adjustments		Pro Forma Continuing Operations

Assets
Current assets
Cash and cash equivalents	$92,695	$(456)	$4,956	(a)	$97,195
Accounts receivable - net	41,641	(4,332)	—		37,309
Inventories	55,435	(3,799)	—		51,636
Other current assets	8,039	(1,128)	—		6,911
Total current assets	197,810	(9,715)	4,956		193,051
Property, plant and equipment - net	82,048	(11,257)	—		70,791
Right-of-use operating lease assets	28,585	(6,243)	—		22,342
Goodwill	45,111	—	—		45,111
Other intangible assets - net	70,004	(3,912)	—		66,092
Other assets - net	10,132	(390)	—		9,742
Total assets	$433,690	$(31,517)	$4,956		$407,129

Liabilities and Shareholders’ (Deficit) Equity
Current liabilities
Current portion of long-term debt	$5,769	$—	$—		$5,769
Current portion of operating lease liabilities	5,469	(1,206)	—		4,263
Accounts payable	27,578	(3,762)	—		23,816
Accrued compensation and employee benefits	10,325	(345)	—		9,980
Accrued interest	1	—	—		1
Other current liabilities	14,307	(62)	—		14,245
Total current liabilities	63,449	(5,375)	—		58,074
Long-term debt	384,170	—	—		384,170
Long-term operating lease liabilities	25,567	(5,641)	—		19,926
Deferred income taxes	10,002	—	(4,191)	(b)	5,811
Other long-term liabilities	15,409	—	—		15,409
Total liabilities	498,597	(11,016)	(4,191)		483,390

Shareholders’ (Deficit) Equity
Preferred stock	43,090	—	—		43,090
Jason Industries common stock	3	—	—		3
Additional paid-in capital	155,138	—	—		155,138
Retained deficit	(232,923)	(20,501)	9,147	(c)	(244,277)
Accumulated other comprehensive loss	(30,215)	—	—		(30,215)
Total shareholders’ (deficit) equity	(64,907)	(20,501)	9,147		(76,261)
Total liabilities and shareholders’ (deficit) equity	$433,690	$(31,517)	$4,956		$407,129

1.	Basis of Presentation
The historical results of operations of Jason Industries, Inc. are derived from the Company's unaudited interim condensed consolidated statement of operations for the nine months ended September 27, 2019 and the audited consolidated statement of operations for the years ended December 31, 2018, 2017, and 2016. The former North American Fiber Solutions business' statements of operations for the years ended December 31, 2018, 2017, and 2016 were derived from the Company's financial records and are consistent with the information presented within the Company’s Second Quarter 2019 Pro Forma Financial Statements. The Metalex statement of operations for the nine months ended September 27, 2019 and for the years ended December 31, 2018, 2017, and 2016 were derived from the Company’s financial records. The unaudited pro forma consolidated statements of operations for the the nine months ended September 27, 2019 and for the years ended December 31, 2018, 2017, and 2016 reflect the Transactions as if both had occurred on January 1, 2016, the beginning of the earliest period presented. The unaudited pro forma consolidated statement of operations for the nine months ended September 27, 2019 did not require any adjustments for the North American Fiber Solutions business, as the reported results for this period presented the business as a discontinued operation.
The historical balance sheets of Jason Industries, Inc. are derived from the Company's unaudited interim condensed consolidated balance sheet as of September 27, 2019. The Metalex balance sheet as of September 27, 2019 was derived from the Company’s financial records. The unaudited pro forma consolidated balance sheet as of September 27, 2019 shows the financial position of the Company as if the Transaction had occurred on September 27, 2019, the Company's latest balance sheet date.
The historical financial information has been adjusted to give pro forma effect to events that are (1) directly attributable to the Transaction, (2) factually supportable, and (3) expected to have a continuing impact on the future results of the Company.

2.	Notes to the Unaudited Pro Forma Consolidated Financial Statements
(a) Represents the cash proceeds received at closing in connection with the Metalex divestiture of $5.5 million of adjusted purchase price, less estimated transaction costs of $0.5 million related primarily to investment banking, legal and other professional fees, which were unpaid as of September 27, 2019. In accordance with the purchase agreement, the purchase price is increased by cash acquired. Such proceeds have been shown as an addition to the recorded cash balance given the Company’s intent to reinvest in its businesses in the future.
The final purchase price is subject to finalization of net working capital to be settled within at least 90 days of the closing date.
The pro forma cash proceeds is calculated as follows (in thousands):

Base purchase price	$5,000
Plus: cash sold	456
Adjusted purchase price	5,456
Less: transaction expenses	(500)
Pro forma cash proceeds	$4,956
(b) The unaudited pro forma condensed consolidated balance sheet contains tax adjustments associated with the Company’s income tax impacts from the estimated loss on divestiture of Metalex, based on the applicable federal U.S. statutory rate of 21.0% and blended state tax rate of 3.4%, net of federal benefit, resulting in a decrease to deferred income taxes of $4.2 million. The changes to income taxes payable and deferred income taxes are as follows (in thousands):

Deferred income tax liabilities (net)
Recognition of deferred tax liabilities from loss on sale	$(545)
Generation of net operating loss carryforwards from current losses	(3,646)
Change in deferred income tax liabilities (net)	$(4,191)
(c) Represents the net effect of the pro forma adjustments described in notes (a) through (b) above.